Exhibit 99.1

AmCOMP Incorporated Announces Postponement of its
Special Meeting of Stockholders

North Palm Beach, FL, May 27, 2008 — AmCOMP Incorporated (Nasdaq: AMCP) announced today that it has postponed the special meeting of its stockholders scheduled for May 29, 2008 to vote on the proposed merger with a wholly owned subsidiary of Employers Holdings, Inc. (NYSE: EIG).  The special meeting is being postponed in order to give AmCOMP additional time to address the issues raised by the Notice of Intent to Issue Order to Return Excess Profit (the “Notice”) from the Florida Office of Insurance Regulation (“FOIR”), the receipt of which was previously reported.  AmCOMP will provide information on the new date for the special meeting of stockholders promptly after it has been scheduled.

About AmCOMP Incorporated

With roots dating back to 1982, AmCOMP Incorporated is an insurance holding company whose wholly owned subsidiaries, AmCOMP Preferred and AmCOMP Assurance, are mono-line workers' compensation insurers with products that focus on value-added services to policyholders. Currently marketing insurance policies in 17 core states and targeting small to mid-sized employers in a variety of industries, AmCOMP distributes its products through independent agencies.

In connection with AmCOMP’s upcoming Special Meeting of stockholders, AmCOMP filed a definitive proxy statement with the Securities and Exchange Commission on April 30, 2008.  INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION.  Investors and security holders may obtain a free copy of the definitive proxy statement and other documents filed by the Company at the Securities and Exchange Commission’s website at www.sec.gov.  The proxy statement and such other documents may also be obtained for free from the Company by directing such request to the Company, Attention: George E. Harris, Secretary, AmCOMP Incorporated, 701 U.S. Highway One, North Palm Beach, Florida 33408, Telephone: (561) 840-7171.

 The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed transaction.  Information concerning the interests of the Company’s participants in the solicitation is set forth in the Company’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the transaction.

Contacts:

Kumar Gursahaney
Chief Financial Officer
561-840-7171 ext. 11700

Gale A. Blackburn
Vice President of Investor Relations
561-840-7171 ext. 11586